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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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Filed by a Party other than the Registrant ☐
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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12
eCollege.com
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Dear Stockholder:

        You are cordially invited to attend the Annual Meeting of Stockholders (the "Annual Meeting") of eCollege.com (the "Company"), which will be held on September 15, 2004, at 9:30 a.m., local time, at 4900 South Monaco Street, Denver, Colorado 80237.

        At the Annual Meeting, you will be asked to consider and vote upon the following proposals: (i) to elect seven (7) directors of the Company, (ii) to ratify the appointment of KPMG LLP as independent auditors of the Company for the fiscal year ending December 31, 2004, and (iii) to transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

        The enclosed Proxy Statement more fully describes the details of the business to be conducted at the Annual Meeting. After careful consideration, the Company's Board of Directors has unanimously approved the proposals and recommends that you vote FOR each such proposal.

        After reading the Proxy Statement, please mark, date, sign and return the enclosed proxy card in the accompanying reply envelope as promptly as possible. If you decide to attend the Annual Meeting and would prefer to vote in person, please notify the Secretary of the Company that you wish to vote in person and your proxy will not be voted. YOUR SHARES CANNOT BE VOTED UNLESS YOU SIGN, DATE AND RETURN THE ENCLOSED PROXY OR ATTEND THE ANNUAL MEETING IN PERSON.

        A copy of the Company's 2003 Annual Report has been mailed concurrently with this document to all stockholders entitled to notice of and to vote at the Annual Meeting.

        We look forward to seeing you at the Annual Meeting.

Sincerely yours,

Oakleigh Thorne Chief Executive Officer and Chairman of the Board

Denver, Colorado
August 20, 2004

IMPORTANT

PLEASE MARK, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT AS PROMPTLY AS POSSIBLE, IN THE ENCLOSED POSTAGE-PREPAID RETURN ENVELOPE, SO THAT IF YOU ARE UNABLE TO ATTEND THE ANNUAL MEETING, YOUR SHARES MAY BE VOTED.

eCollege.com
4900 South Monaco Street
Denver, Colorado 80237

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD SEPTEMBER 15, 2004

To the Stockholders of eCollege.com:

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Annual Meeting") of eCollege.com, a Delaware corporation (the "Company"), will be held on September 15, 2004, at 9:30 a.m., local time, at 4900 South Monaco Street, Denver, Colorado 80237, for the following purposes, as more fully described in the Proxy Statement accompanying this Notice:

  1.
  To elect seven (7) directors to serve one-year terms ending at the next Annual Meeting of Stockholders or until successors are duly elected and qualified;

  2.
  To ratify the appointment of KPMG LLP as independent auditors of the Company for the fiscal year ending December 31, 2004; and

  3.
  To transact such other business as may properly come before the meeting or any adjournment or postponement thereof, including the election of any director if any of the above nominees is unable to serve or for good cause will not serve.

        Only stockholders of record at the close of business on August 10, 2004 are entitled to notice of and to vote at the Annual Meeting. The stock transfer books will not be closed between the record date and the date of the meeting. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection at the executive offices of the Company.

        All stockholders are cordially invited to attend the meeting in person. Whether or not you plan to attend, please sign and return the enclosed proxy as promptly as possible in the envelope enclosed for your convenience. Should you receive more than one proxy because your shares are registered in different names and/or addresses, each proxy should be signed and returned to ensure that all your shares will be voted. You may revoke your proxy at any time prior to the Annual Meeting. If you attend the Annual Meeting and vote by ballot, your proxy will be revoked automatically and only your vote at the Annual Meeting will be counted. The prompt return of your proxy card will assist us in preparing for the Annual Meeting.

        We look forward to seeing you at the Annual Meeting.

Sincerely yours,

Oakleigh Thorne Chief Executive Officer and Chairman of the Board

Denver, Colorado
August 20, 2004

ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. IN ANY EVENT, TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, YOU ARE URGED TO VOTE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE POSTAGE-PREPAID ENVELOPE ENCLOSED FOR THAT PURPOSE.

eCollege.com
4900 South Monaco Street
Denver, Colorado 80237

PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON SEPTEMBER 15, 2004

General

        The enclosed proxy ("Proxy") is solicited on behalf of the Board of Directors of eCollege.com, a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held on September 15, 2004 (the "Annual Meeting"). The Annual Meeting will be held at 9:30 a.m., local time, at 4900 South Monaco Street, Denver, Colorado 80237. These proxy solicitation materials were mailed on or about August 20, 2004 to all stockholders entitled to vote at the Annual Meeting.

Voting

        The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying Notice and are described in more detail in this Proxy Statement. On August 10, 2004, the record date for determination of stockholders entitled to notice of and to vote at the Annual Meeting, 20,381,327 shares of the Company's common stock, $.01 par value, were issued and outstanding. No shares of the Company's preferred stock were outstanding. Each stockholder is entitled to one vote for each share of common stock held by such stockholder on August 10, 2004. Stockholders may not cumulate votes in the election of directors.

        All votes will be tabulated by the inspector of elections appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Directors are elected by a plurality vote. Proposal 2, approving the ratification of KPMG LLP as the Company's independent auditors for the fiscal year ending December 31, 2004, will be decided by the affirmative vote of the holders of a majority of shares present in person or represented by proxy and entitled to vote on such matter. With regard to the election of directors, votes may be cast in favor of or withheld from each nominee; votes that are withheld will be excluded entirely from the vote and will have no effect. Abstentions and broker non-votes are counted as present for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions with respect to Proposal 2 will be treated as shares present or represented and entitled to vote on that matter and will thus have the same effect as negative votes. If shares are not voted by the broker who is the record holder of the shares, or if shares are not voted in other circumstances in which proxy authority is defective or has been withheld with respect to any matter, these non-voted shares are deemed not to be entitled to vote on the matter and accordingly are not counted for purposes of determining whether stockholder approval of that matter has been obtained.

Proxies

        If the enclosed form of proxy is properly signed and returned, the shares represented thereby will be voted at the Annual Meeting in accordance with the instructions specified on that form. If the proxy does not specify how the shares represented thereby are to be voted, the proxy will be voted FOR the election of each director proposed by the Board of Directors unless the authority to vote for the election of any such director is withheld. If no contrary instructions are given, the proxy will be voted FOR the approval of Proposal 2 described in the accompanying Notice and Proxy Statement and, with respect to any other proposals properly brought before the Annual Meeting, as the Board of Directors recommends. You may revoke or change your Proxy at any time before the Annual Meeting by filing with the Secretary of the Company, at the Company's principal executive offices, a notice of revocation or another signed proxy with a later date. You may also revoke your proxy by attending the Annual Meeting and voting in person.

Solicitation

        The Company will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this Proxy Statement, the proxy and any additional solicitation materials furnished to stockholders. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries, and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. The original solicitation of proxies by mail may be supplemented by a solicitation by telephone, telegram, or other means by directors, officers or employees. Such individuals, however, will not be compensated by the Company for those services. The Company does not presently intend to solicit proxies other than by mail.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

        At the Annual Meeting, seven directors are to be elected to serve until the next Annual Meeting or until a successor for such director is elected and qualified, or until the earlier death, resignation, or removal of such director. The Board of Directors adopted a resolution increasing the number of directors which constitute the Board of Directors to seven. It is intended that the proxies will be voted for the seven nominees named below for election to the Board of Directors unless authority to vote for any such nominee is withheld. All of the nominees are currently directors of the Company who were elected by the stockholders at the last annual meeting and were nominated by the Board of Directors with the exception of Jonathan Newcomb, who was appointed by the Board in January 2004 pursuant to a consulting agreement between the Company and Leeds Equity Advisors, Inc. Each person nominated for election has agreed to serve if elected, and the Board of Directors has no reason to believe that any nominee will be unavailable or will decline to serve. In the event, however, that any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who is designated by the current Board of Directors to fill the vacancy. Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR the nominees named below.

NOMINEES

        Set forth below is information regarding the nominees to the Board of Directors.

Name	Position(s) with the Company	Age	Director Since
Oakleigh Thorne.	Chairman and Chief Executive Officer	46	1998
Jack W. Blumenstein(1)	Director	61	1998
Christopher E. Girgenti(2)(3)	Director	41	1997
Jeri L. Korshak(2)(3)	Director	50	1999
Robert H. Mundheim(2)(3)	Director	71	2001
Douglas H. Kelsall	Director, President and Chief Operating Officer	50	2002
Jonathan Newcomb(1)	Director	58	2004

(1)
Member of the Nominating Committee

(2)
Member of the Compensation Committee

(3)
Member of the Audit Committee

Recommendation of the Board of Directors

        The Board of Directors recommends that the stockholders vote FOR the election of all of the nominees listed above.

Business Experience Of Nominees For Election As Directors

        Oakleigh Thorne has served as our Chief Executive Officer since May 30, 2000 and as a member of our Board of Directors since February 1998. Mr. Thorne is responsible for developing and overseeing the execution of the Company's strategic objectives and overseeing all internal operations. Mr. Thorne has been Chairman and Chief Executive Officer of TBG Information Investors, LLC and the co-President of Blumenstein/Thorne Information Partners, L.L.C. since October 1996, and is a co-founder of these private equity investment firms. TBG, a partnership with GS Capital Partners II, is a private equity fund that focuses on capital transactions in the information industry. Prior to that time, from September 1986 to August 1996, Mr. Thorne served in various management positions, including most recently as President and Chief Executive Officer of CCH Incorporated, a leading provider of tax and business law information, software, and services. Mr. Thorne serves on the board of directors of ShopperTrak, Inc. and AirCell, Inc. Mr. Thorne is also a member of various charitable boards, including the Art Institute of Chicago and the Lake Forest Open Lands Association.

        Jack W. Blumenstein has served as a member of our Board of Directors since January 1998. Mr. Blumenstein has been the President of TBG Information Investors, LLC, and the co-President of Blumenstein/Thorne Information Partners, L.L.C. since October 1996, and is a co-founder of these private equity investment firms. TBG, a partnership with GS Capital Partners II, is a private equity fund that focuses on capital transactions in the information industry. From October 1992 to September 1996, Mr. Blumenstein held various positions with The Chicago Corporation (now ABN AMRO, Inc.), serving most recently as Executive Vice President, Debt Capital Markets Group and a member of the board of directors. Mr. Blumenstein was President and CEO of Ardis, a joint venture of Motorola and IBM, and has held various senior management positions in product development and sales and marketing for Rolm Corporation and IBM. Mr. Blumenstein also presently is chairman and CEO of AirCell, Inc., and serves on the board of directors of ShopperTrak, Inc.

        Christopher E. Girgenti has served as a member of our Board of Directors since June 1997 and currently serves as chairman of our audit committee, and is a member of our compensation committee. Mr. Girgenti has been Senior Managing Director of New World Equities, Inc. since November 1996 and Managing Director of New World Venture Advisors, LLC since January 1998. From April 1994 through October 1996, Mr. Girgenti served as Vice President and was co-head of the technology investment banking group of The Chicago Corporation (now ABN AMRO, Inc.). He has held various corporate finance positions with Kemper Securities, Inc. and KPMG Peat Marwick. Mr. Girgenti is a Chartered Financial Analyst. Mr. Girgenti presently serves on the advisory board of Illinois Technology Enterprise Corporation—Evanston and also serves on the boards of directors of Tavve Software Company, Sportvision, Inc., and Katalyst, LLC.

        Jeri L. Korshak has served as a member of our Board of Directors since February 1999, and is currently a member of our audit committee and compensation committee. Ms. Korshak has over twenty years of experience in marketing and business development. Since 2002, Ms. Korshak has been an independent consultant. Prior to that time, Ms. Korshak served as Senior Vice President of Marketing and Business Development for AuraServ Communications from June 2000 to March 2001 and Vice President of Strategy for MediaOne Group from June 1998 to June 2000. Ms. Korshak was Vice President and General Manager of US WEST Dex—Mountain Region from September 1995 to May 1998, and Vice President and General Manager of Interactive Television of US WEST Multimedia from November 1994 to September 1995. In these and other positions, Ms. Korshak has been involved in developing and introducing interactive services.

        Robert H. Mundheim has served as a member of our Board of Directors since January 2001, and currently serves as chairman of our compensation committee, and is a member of our audit committee. Mr. Mundheim has been Of Counsel to Shearman & Sterling since March 1999. Mr. Mundheim formerly held the position of Senior Executive Vice President and General Counsel of Salomon Smith Barney Holdings Inc. Before that he was Executive Vice President and General Counsel of Salomon Inc., a firm which he joined in September 1992. Prior to joining Salomon Inc., Mr. Mundheim was co-Chairman of the New York law firm of Fried, Frank, Harris, Shriver & Jacobson. Until 1992, Mr. Mundheim was the University Professor of Law and Finance at the University of Pennsylvania Law School, where he had taught since 1965. He served as Dean of that institution from 1982 through 1989. Among his other professional activities, Mr. Mundheim has been General Counsel to the U.S. Treasury Department (1977-1980); Special Counsel to the Securities and Exchange Commission (1962-1963); and Vice Chairman, Governor-at-Large and a member of the Executive Committee of the National Association of Securities Dealers (1988-1991). He is a trustee and President of the American Academy in Berlin, a trustee of the New School University and a member of the Council of the American Law Institute, and President

of the Appleseed Foundation. Mr. Mundheim also serves on the supervisory board of Hypo Real Estate Holdings AG and the board of directors of Arnhold & S. Bleichroeder, Inc.

        Douglas H. Kelsall has served as a member of our Board of Directors since August 2002 and was named President and Chief Operating Officer in November 2003. He served as our Executive Vice President from November 2000 to November 2003, as our Chief Financial Officer and Treasurer from September 1999 to May 2004, and as our Secretary from November 2000 to July 2004. Mr. Kelsall is responsible for overseeing all of the Company's internal operations, including all operating divisions and the Product Engineering and Technology organization. From July 1997 to August 1999, Mr. Kelsall served as Chief Financial Officer of TAVA Technologies, Inc.; from December 1995 to June 1997, he served as Chief Financial Officer of Evolving Systems, Inc.; and from June 1993 to December 1995, he served as President of Caribou Capital Corporation. Prior to that time, Mr. Kelsall served in various management and vice president positions at Colorado National Bank. Mr. Kelsall holds a Bachelor of Arts degree from the University of Colorado and a Master of Business Administration degree from the University of Denver. Mr. Kelsall presently serves on the boards of directors of Caribou Capital Corporation and the Colorado Institute of Technology.

        Jonathan Newcomb has served as a member of our Board of Directors since January 2004. Jonathan Newcomb has been a principal at Leeds Weld & Co., a New York private equity firm that invests primarily in the information, education and training, and intellectual property sectors since January 2002. Prior to this time, Mr. Newcomb held the position of Chairman and Chief Executive Officer of Simon & Schuster, a division of Viacom, Inc., since 1994. Mr. Newcomb serves as a board member of several corporations including Sagus, United Business Media, and the BNA Corporation. In addition, Mr. Newcomb is a member of the Boards of Trustees of Dartmouth College and New School University.

Other Executive Officers of the Company

        Arthur E. Benjamin has served as the Company's Executive Vice President since October 31, 2003. Mr. Benjamin has also served as the Chairman and Chief Executive Officer of Datamark (now the Company's Enrollment division) since June 2000. Prior to this time he served as the President of the Datamark division of Focus Direct, Inc. since 1998. Mr. Benjamin's experience before joining Datamark included executive and sales positions at CBS, Group W, Major Market Television and Connecticut Public Broadcasting. He has been responsible for operations as diverse as the publication of a regional magazine, a TV production company, a media buying service and several colleges. Mr. Benjamin holds a Bachelor of Arts from Clark University. He serves as a director of Franklin Templeton Bank & Trust and ATI Enterprises, as well as several charitable and civic organizations.

        Reid E. Simpson was named Chief Financial Officer in May 2004. Mr. Simpson oversees all financial and treasury affairs of the Company, including investor relations. He fills the CFO position vacated by Doug Kelsall, who was promoted to president and chief operating officer in November 2003. For the past five years, Mr. Simpson served as executive vice president and CFO of CCC Information Services (CCC), a publicly held company providing software and services to the automobile claims industry. While at CCC, Mr. Simpson played a key role in streamlining the company's business and cost structure and increasing the financial market's awareness of CCC. Prior to CCC, Mr. Simpson held CFO positions at The Signature Group and Delphi Information Systems. Additionally, Mr. Simpson spent 16 years with the Dun & Bradstreet Corporation where he held a number of senior finance positions, including CFO for three of the corporation's businesses: Dun & Bradstreet Plan Services, Nielsen Marketing Research and DonTech. Mr. Simpson holds a Bachelor of Science in Accounting from Michigan State University.

        Marguerite M. Elias joined the Company in July 2004 as Senior Vice President, General Counsel and Secretary. Ms. Elias is responsible for overseeing all legal affairs and human resource matters for the Company. From January 2004 until joining eCollege, Ms. Elias was a partner in the law firm of Hogan Marren, Ltd. From April 2001 to December 2003, Ms. Elias served as senior vice president and general counsel of Centerprise Advisors, Inc., a national professional services firm. Prior to that time, Ms. Elias was in private practice focusing on securities and corporate law. She was a partner in Katten Muchin Zavis Rosenman from August 1995 to April 2001 and an associate at Skadden Arps Slate Meagher and Flom from September 1986 to July 1995. Ms. Elias received a Bachelor of Arts degree in Economics from Northwestern University and a Juris Doctor degree from Loyola University of Chicago School of Law.

        Robert S. Haimes was named Senior Vice President of Strategy in January 2004. Prior to this time, he served as our Senior Vice President of Strategy and Market Communication from January 2003 to January 2004, as our Senior Vice President of Market and Product Management from August 2001 to January 2003 and as our Vice President of Marketing from November 1999 through August 2001. Mr. Haimes is responsible for leading the Company's Product Management and Marketing divisions, as well as leading strategic and tactical planning activities. Additionally, Mr. Haimes oversees enterprise partnerships for the Company. From 1996 to 1999, he served as the Brand Marketing Director and the Director of Market Development for Coors Brewing Company. In 1995 and 1996, Mr. Haimes was Director of New Products and New Business Development at Boston Chicken, Inc. Prior to September of 1995, Mr. Haimes held positions in brand management, new business development, and operations management at Procter and Gamble. He played a key role in his eleven years at Procter and Gamble, managing marketing campaigns to consumers and professionals in a highly competitive industry. Mr. Haimes holds a Bachelor of Science degree in Mechanical Engineering from the University of Cincinnati and a Master of Business Administration degree from Xavier University.

        Mark A. Resmer has served as our Chief Technology Officer and a Senior Vice President since April 2002. Mr. Resmer is responsible for overseeing and directing our Product Engineering and Technology division, including all information technology and product development, from a technical perspective. Mr. Resmer has an extensive background both in academia and the broader IT industry. Most recently, Mr. Resmer led the technology direction for Prometheus at The George Washington University from September 2001 through January 2002 where he steered efforts to put more control of eLearning applications in the hands of institutions' IT departments. Prior to this role, he served as the Chief Technology Officer for iUniverse from May 2000 to September 2001. From April 1988 to April 2000, Mr. Resmer was with California State University and also from 1997 to 1999 he helped to found and directed the IMS project to promote standardization and growth of the distributed learning marketplace. His experience in academia also includes a technology leadership role at Vassar College from 1980 to 1988. Additionally, Mr. Resmer has held positions as the chair of the California State University System-wide Academic Information Resource Council, chair of the Syllabus Conference Board, and treasurer of the Higher Education Knowledge & Technology Exchange (HEKATE). Mr. Resmer earned his Bachelor's of Arts in Computer Science from Vassar College, and Licentiate in Music from Trinity College in London. Mr. Resmer is a member of the board of directors of TextCentric, Inc.

        Matthew T. Schnittman was named Executive Vice President/General Manager of the eLearning Division in November 2003, has served as our Senior Vice President of Account Management from January 2003 to November 2003 and as our Vice President of Professional Services from July 2001 to January 2003. Mr. Schnittman is responsible for ensuring complete customer satisfaction, overseeing the areas of Client Services, Account Management, Help Desk, and Evaluation Solutions. Mr. Schnittman served as our Director of Strategic Planning and Analysis from July 1999 to June 2001. Before joining eCollege, Mr. Schnittman worked at PricewaterhouseCoopers from June 1998 to June 1999 in the Management Consulting Strategy group, where he provided strategic consulting services to Fortune 1,000 companies. From January 1995 to June 1997, Mr. Schnittman was with CCD, LLP, a consulting boutique focused on consumer product strategy. Mr. Schnittman holds a Bachelor of Science degree in Business and Public Administration in Marketing from the University of Arizona, and a Master of Business Administration degree in Management and Strategy, Finance and Marketing from JL Kellogg Graduate School of Management.

        Thomas L. Dearden has served as the President and Chief Operating Officer of Datamark since October 31, 2003. Prior to this time, Mr. Dearden served as Executive Vice President and Chief Operating Officer of Datamark since June 2000. Prior to that time, he served as Vice President of Operations for the Datamark division of Focus Direct, Inc. since 1998. Mr. Dearden's experience includes co-ownership of Bennett-Allen Associates, an advertising agency whose clients included large publishing companies as well as smaller local concerns. His responsibilities at the agency ranged from client services to art direction. Mr. Dearden holds a Bachelor of Fine Arts degree from the University of Utah.

Board and Committee Meetings

        The Board of Directors held thirteen meetings during fiscal year 2003. Each member of the Board of Directors during fiscal year 2003 attended or participated in at least seventy five percent (75%) or more of the aggregate of (i) the total number of meetings of the Board of Directors held during the fiscal year and (ii) the total number of meetings held by all committees on which such director served during the past fiscal year. In fiscal year 2003, the Board of Directors had a Compensation Committee and an Audit Committee. In addition, in August 2004 the Board of Directors established a Nominating Committee.

        Compensation Committee.    The Compensation Committee of the Board of Directors held six meetings during fiscal year 2003 and approved grants of options, share right awards and other actions by written consent from time to time as needed. The Compensation Committee is currently comprised of Directors Mundheim (Chairman), Girgenti and Korshak, all of whom are independent under Nasdaq Marketplace Rule 4200(a)(15). The Compensation Committee sets the compensation and compensation plans for the Chief Executive Officer and the President and Chief Operating Officer, and reviews and approves the compensation and compensation plans of the Company's Chief Technology Officer, Senior Vice Presidents, General Counsel, any other members of the Executive Committee and any other employees who are among the Company's five most highly paid employees, and reviews general policy matters relating to compensation and benefits of the Company's employees. The Compensation Committee also administers the Company's stock-based compensation and stock purchase plans. For more information, please see the "Compensation Committee Report."

        Audit Committee.    The Audit Committee of the Board of Directors held nine meetings during fiscal year 2003. The Audit Committee, which is currently comprised of Directors Girgenti (Chairman), Mundheim and Korshak, selects, evaluates and, where appropriate, replaces the Company's independent auditor, and reviews the scope and timing of its audit services, the auditor's report on the Company's financial statements following completion of its audit, the Company's critical accounting policies, and the Company's policies and procedures with respect to internal accounting and financial controls. In addition, the Audit Committee is responsible for maintaining procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, disclosure controls and auditing matters, and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters. All of the members of the Audit Committee are independent under Nasdaq Marketplace Rule 4200(a)(15), and the Board has determined that Mr. Girgenti is an audit committee financial expert. For more information, please see the "Audit Committee Report."

        Nominating Committee.    The Board of Directors established a Nominating Committee in August 2004. Directors Blumenstein and Newcomb, both of whom are independent under NASDAQ Marketplace Rule 4200(a)(15), are the members of the Nominating Committee. The Nominating Committee is responsible for identifying, evaluating and recommending director nominees to the Board of Directors. A copy of the charter for the Nominating Committee is included as Appendix A to this proxy statement.

        The Nominating Committee will consider candidates for the Board from any reasonable source, including stockholder recommendations. The Nominating Committee does not evaluate candidates differently based on who has made the proposal. Stockholders who wish to suggest qualified candidates should write to Marguerite Elias, Corporate Secretary, at the Company's headquarters' address. These recommendations should include detailed biographical information concerning the nominee, his or her qualifications to become a member of the Board, and a description of any relationship the nominee has to the stockholder making the recommendation or to other stockholders of the Company. A written statement from the candidate consenting to be named as a candidate and, if nominated and elected, to serve as a director, subject to the candidate's due diligence of the Company, should accompany any such recommendation. Stockholders who wish to nominate a director for election at an annual meeting of stockholders of the Company must comply with the Company's By-Laws regarding stockholder proposals and nominations.

        While the Nominating Committee does not have minimum qualification requirements for candidates, it does assess whether candidates have good business judgment, high ethical standards, substantial experience in the Company's line of business or other applicable fields such as science or technology, and ability to prepare for and attend Board meetings, committee meetings and stockholder meetings. Successful director nominees to date have included candidates with proven expertise in commercial law; capital markets; investment; corporate strategy, including marketing, sales, and business management; and education. The Nominating Committee also considers whether candidates would add to the diverse nature of the Board of Directors and whether such candidates are independent and possess leadership qualities.

        Disclosure Committee.    The Company maintains a Disclosure Committee, comprised of the Chief Executive Officer, President and Chief Operating Officer, Chief Financial Officer, Senior Vice President of Strategy, Executive Vice President/General Manager of eLearning Division, Executive Vice President eCollege & Chairman and Chief Executive Officer of Datamark, President and Chief Operating Officer of Datamark, General Counsel and a member of the legal staff. The Company formed the Disclosure Committee to oversee the accuracy and timliness of disclosures made by the Company, including but not limited to, all periodic reports required under applicable securities laws.

Stockholder Communications

        Company stockholders may communicate with the Board by addressing their communications to one or more directors to our corporate headquarters at 4900 South Monaco Street, Denver, Colorado. The Company may screen such communications to ensure that the Company forwards only material that is germane to the Company's business to each director to whom the correspondence is addressed. The Board of Directors does not have a formal policy regarding director attendance at Annual Meetings, although the directors are encouraged to attend the Annual Meetings. Directors Thorne and Kelsall attended the Annual Meeting of Stockholders of 2003.

Director Compensation

        All non-employee directors are reimbursed for their reasonable travel expenses incurred in connection with attending the Company's meetings. No cash payments for Board or committee service were made to any director during fiscal year 2003.

        Pursuant to the Automatic Award Program established under the Company's Amended and Restated 1999 Stock Incentive Plan, each non-employee Board member elected as a non-employee director at the 2002 Annual Stockholders Meeting (other than Messrs. Mundheim and Newcomb), or first elected or appointed at any time after such meeting, receives a one-time grant of a non-statutory option valued at $125,000 as of the date of grant (the "Initial Director Option"). The shares subject to the Initial Director Option vest in equal monthly installments over a five-year period commencing on the grant date. Each such option has an exercise price equal to the fair market value of the common stock on the date of grant and a term of six years, subject to earlier termination if the optionee ceases to be a director. On August 14, 2002, the Company granted an Initial Director Option to purchase 41,684 shares of common stock, at an exercise price of $4.00 per share, to each of Messrs. Blumenstein and Girgenti. The grant date of Ms. Korshak's Initial Director Option to purchase 50,927 shares was deemed to be January 2, 2002, for purposes of setting the exercise price of $2.95 per share and establishing the vesting schedule for the option, based on her agreement to waive her 2002 option grant, pursuant to a previously-existing program, and her 2002 annual retainer fee for service on the Board of Directors and the Audit and Compensation Committees.

        Mr. Mundheim did not receive an Initial Director Option, due to a previous one-time option grant on April 23, 2001 to purchase 95,000 shares of eCollege common stock as compensation for his service as a director. The option is exercisable in sixty successive equal monthly installments upon Mr. Mundheim's completion of each month of Board service. The option was granted with an exercise price of $3.85, the fair market value on the date of grant. The option is subject to a special acceleration event if all three of the following events occur: i) Oakleigh Thorne no longer serves as Chairman of the Board, and ii) Oakleigh Thorne no longer serves as Chief Executive Officer of the Company, and iii) Oakleigh Thorne's replacement or replacements are not acceptable to Mr. Mundheim in his sole discretion ("Special Acceleration Event"). If the Special Acceleration Event occurs then 100% of the shares subject to the option held by Mr. Mundheim automatically vest so that such option shares will become fully vested and exercisable.

        Also pursuant to the Amended and Restated 1999 Stock Incentive Plan, on the first business day in January of each year beginning in 2003, each non-employee member of a committee of the Board receives, for each committee on which he or she serves, a non-statutory option valued at $5,000 as of the date of grant and each non-employee committee chair receives, for each committee he or she chairs, a non-statutory option valued at $5,000 as of the date of grant. The shares subject to these options vest in equal monthly installments over the one-year period beginning on the grant date. Each such option has an exercise price equal to the fair market value of the common stock on the date of grant and a term of six years, subject to earlier termination if the optionee ceases to be a director. On January 2, 2003, Directors Girgenti, Korshak and Mundheim were grated options to purchase 7,614, 5,076 and 7,614 shares of common stock, respectively, in consideration of their committee service. Such options have an exercise price of $3.50 per share. On January 2, 2004, Directors Girgenti, Korshak and Mundheim were granted options to purchase 1,224, 816 and 1,224 shares, respectively, in consideration of their committee service. Such options have an exercise price of $18.38 per share.

        Mr. Newcomb was appointed to the Board on January 26, 2004. Mr. Newcomb's service as a director is pursuant to a Consulting Agreement between eCollege and Leeds Equity Advisers, Inc., of which Mr. Newcomb is a principal. Under this Consulting Agreement, which was executed in connection with the Company's acquistion of Datamark, Leeds receives $200,000 per year for a period of five years, plus expenses for Mr. Newcomb's service on the Company's Board, which payments are in lieu of any director compensation to Mr. Newcomb, including but not limited to the Initial Director Option and options issued in connection with committee service.

PROPOSAL NO. 2

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT PUBLIC AUDITORS

        The Company is asking the stockholders to ratify the appointment of KPMG LLP ("KPMG") as the Company's independent public auditors for the fiscal year ending December 31, 2004. The affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote at the Annual Meeting will be required to ratify the appointment of KPMG.

        Stockholder ratification of the appointment of KPMG as the Company's independent auditors is not required by the Company's Bylaws or otherwise. However, the Audit Committee of the Board of Directors is submitting the appointment of KPMG to the stockholders for ratification as a matter of good corporate practice. In the event the stockholders fail to ratify the appointment, the Audit Committee will consider it as a direction to select other auditors. Even if the selection is ratified, the Audit Committee, may, in its discretion, direct the appointment of a different independent auditing firm at any time during the year if the Audit Committee determines that such a change would be in the best interest of the Company and its stockholders.

        Neither KPMG nor any of its members has any relationship with the Company or any of its affiliates except in the firm's capacity as the Company's independent auditors and primary tax compliance services provider, and in the provision of certain pre-approved, non-prohibited services. During the two fiscal years ended December 31, 2001 and 2000, and the subsequent interim period through June 28, 2002, neither the Company nor anyone on behalf of the Company consulted KPMG regarding the application of accounting principles to a specified transaction, the type of audit opinion that might be rendered on the Company's financial statements, or any matter that was either the subject of a disagreement or a reportable event.

        KPMG's representatives are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

Changes in and Disagreements With Accountants on Financial Disclosure

        On June 28, 2002, the Board dismissed Arthur Andersen LLP ("Arthur Andersen") as its independent auditor, and engaged KPMG as its independent auditor for the fiscal year ending December 31, 2002. The engagement of KPMG was effective as of July 18, 2002. This determination was based upon the recommendation of the Company's Audit Committee.

        During the fiscal year of the Company ended December 31, 2002 there were no disagreements between the Company and Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Arthur Andersen's satisfaction, would have cause Arthur Andersen to make reference to the subject matter of the disagreement in connection with its reports.

        The audit report of Arthur Andersen on the consolidated financial statements of the Company as of the fiscal year ended December 31, 2001, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. However, Arthur Andersen's audit report dated February 5, 2002 did include a note explaining that effective January 1, 2000 the Company changed its method of accounting for certain revenue.

        After reasonable efforts, the Company has been unable to obtain the letter from Arthur Andersen that is required by Item 304(a)(3) of Regulation S-K.

        None of the reportable events described under Item 304(a)(1)(v) of Regulation S-K occurred within the two fiscal years of the Company ended December 31, 2003.

Fees Paid to the Company's Auditors

        In part due to the new requirements of the Sarbanes-Oxley Act of 2002, and other current and future related rules and regulations, the Company expects that its audit and audit-related expenses will increase for 2004 over the 2003 aggregate amounts described below.

KPMG

        The following table shows the fees that the Company paid or accrued for audit and other services provided by KPMG for the fiscal years 2003 and 2002 (in thousands).

	2003	2002(1)
Audit Fees	$159	$70
Audit-Related Fees	$50	$13
Tax Fees	$53	$15
All Other Fees	$1	—
Total	$263	$98

(1)
On June 28, 2002, the Company terminated Arthur Andersen's engagement, and engaged KPMG as the Company's new auditors.

        Audit Fees.    This category includes the audit of the Company's annual financial statements, review of financial statements included in the Company's Form 10-Q Quarterly Reports and services that are normally provided by the independent auditors in connection with statutory and regulatory filings or engagements for those fiscal years. This category also includes advice on audit and accounting matters that arose during, or as a result of, the audit or the review of interim financial statements, and the preparation of an annual "management letter" on internal control matters.

        Audit Related-Fees.    This category consists of assurance and related services by the Company's auditors that are reasonably related to the performance of the audit or review of the Company's financial statements and are not reported above under "Audit Fees." The services for the fees disclosed under this category include benefit plan audits, consultation on other accounting matters not reported in the "Audit Fees" category, due diligence pertaining to potential business combinations, and evaluating the effect of various accounting issues and changes in professional standards.

        Tax Fees.    This category consists of professional services rendered by the Company's auditors for tax compliance and tax advice. The services for the fees disclosed under this category include tax return preparation and technical tax advice.

        All Other Fees.    This category consists of fees for an online accounting research database, subscriptions, and other miscellaneous items.

        Pre-Approval of Audit and Permitted Non-Audit Services.    The Audit Committee charter requires the Company to have the Audit Committee pre-approve all audit and permitted non-audit services from the independent accountants, provided, however, that neither the Committee nor the Company may engage the Company's independent auditors for the following services:

  •
  bookkeeping or other services related to the accounting records or financial statements of the Company;

  •
  financial information systems design and implementation;

  •
  appraisal or valuation services, fairness opinions or contribution-in-kind reports;

  •
  actuarial services;

  •
  internal audit outsourcing services;

  •
  management or human resources functions;

  •
  broker or dealer, investment adviser or investment banking services; or

  •
  legal services and expert services unrelated to the audit.

        The Company's management submits requests to the Audit Committee for pre-approval of any such allowable services by the Company's independent auditors. The Committee may delegate to the Committee Chairperson the authority to pre-approve, on behalf of the Committee, the provision of permitted non-audit services, up to $2,500 per engagement, from the independent accountants as are permitted under the applicable rules and regulations; provided, however, that a report of all non-audit services pre-approved pursuant to this paragraph shall be presented to the Audit Committee at its next scheduled meeting. In 2003, all of the audit and permitted non-audit services rendered by the Company's independent auditors were pre-approved as required by the charter.

Financial Information Systems Design and Implementation Fees

        KPMG did not provide the Company any services related to financial information system design and implementation during the 2003 fiscal year.

Vote Required

        The affirmative vote of at least a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote is required for approval of this Proposal.

Recommendation of the Audit Committee

        The Audit Committee recommends that the stockholders vote FOR the proposal to ratify the selection of KPMG LLP to serve as the Company's independent public auditors for the fiscal year ending December 31, 2004.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information known to the Company with respect to the beneficial ownership of its common stock as of August 10, 2004 (unless otherwise stated in the footnotes) by (i) each stockholder that the Company knows is the beneficial owner of more than 5% of the common stock, (ii) each director and nominee for director, (iii) each of the executive officers named in the Summary Compensation Table and (iv) all executive officers and directors as a group. Unless otherwise indicated, each of the security holders has sole voting and investment power with respect to the shares beneficially owned, subject to community property laws, where applicable.

Name of Beneficial Owner	Shares of Common Stock Beneficially Owned		Percentage of Shares Beneficially Owned
Oakleigh Thorne	3,775,567	(1)	17.5%
Douglas H. Kelsall	367,049	(2)	1.8%
Robert S. Haimes	133,996	(3)	*
Blumenstein/Thorne Information Partners I, L.P.	2,622,975	(4)	12.3%
Arthur E. Benjamin	65,773	(5)	*
Thomas L. Dearden	27,680	(6)	*
Jack W. Blumenstein	2,643,843	(7)	12.4%
Christopher E. Girgenti	25,900	(8)	*
Jeri L. Korshak	46,058	(9)	*
Robert H. Mundheim	69,198	(10)	*
Jonathan Newcomb	0		*
Gilder, Gagnon, Howe & Co.	1,576,429	(11)	7.7%
Arbor Capital Management LLC	1,017,100	(12)	5.0%
Oakleigh B. Thorne	722,222	(13)	3.5%
All executive officers and directors as a group	4,660,576	(14)	21.0%

*
Less than one percent.
(1)
Includes options to purchase 201,288 shares of the Company's common stock exercisable within 60 days of August 10, 2004; 2,010 shares of the Company's common stock issuable pursuant to a share right award; and an option grant to Blumenstein/Thorne Information Partners I, L.P., to purchase up to 1,000,000 shares of the Company's common stock. Of these 1,000,000 shares, options for 200,000 shares have an exercise price of $3.875, the fair market value of the Company's common stock on date of the grant; options for the remaining 800,000 shares have an exercise price of $3.875 based on the Company having met certain stock price performance criteria. Also includes 1,622,975 shares beneficially owned by Blumenstein/Thorne Information Partners I, L.P., and 75,955 shares owned by the Oakleigh Thorne Irrevocable GST Trust. Mr. Thorne is a co-President of Blumenstein/Thorne Information Partners L.L.C, the general partner of Blumenstein/Thorne Information Partners I, L.P. Mr. Thorne disclaims beneficial ownership of such shares, except to the extent of his pecuniary interest, if any. The address for Mr. Thorne is 4900 South Monaco Street, Denver, Colorado 80237.
(2)
Includes options to purchase 278,610 shares of the Company's common stock exercisable within 60 days of August 10, 2004 and 1,005 shares of the Company's common stock issuable pursuant to share right awards. Also includes 4,500 shares held by Mr. Kelsall's spouse and 1,500 shares held by Mr. Kelsall's children. The address for Mr. Kelsall is 4900 South Monaco Street, Denver, Colorado 80237.
(3)
Includes options to purchase 126,416 shares of the Company's common stock exercisable within 60 days of August 10, 2004 and 290 shares of the Company's common stock issuable pursuant to a share right award. The address for Mr. Haimes is 4900 South Monaco Street, Denver, Colorado 80237.

(4)
Includes a fully vested option to purchase up to 1,000,000 shares of the Company's common stock. Of these 1,000,000 shares, 200,000 option shares have an exercise price of $3.875 per share, the fair market value of the Company's common stock on the date of grant; the remaining 800,000 option shares have an exercise price of $3.875 per share based on the Company having met certain stock performance criteria. The address for Blumenstein/Thorne Information Partners I, L.P. is P.O. Box 871, Lake Forest, Illinois 60045.
(5)
The address for Mr. Benjamin is 2305 Presidents Drive, Salt Lake City, Utah 84120.
(6)
The address for Mr. Dearden is 2305 Presidents Drive, Salt Lake City, Utah 84120.
(7)
Consists of options to purchase 17,368 shares of the Company's common stock exercisable within 60 days of August 10, 2004 and a fully vested option granted to Blumenstein/Thorne Information Partners I, L.P., to purchase up to 1,000,000 shares of the Company's common stock. Of these 1,000,000 shares, 200,000 option shares have an exercise price of $3.875 per share, the fair market value of the Company's common stock on date of the grant; the remaining 800,000 option shares have an exercise price of $3.875 per share, based on the Company having met certain stock price performance criteria. Also consists of 1,622,975 shares beneficially owned by Blumenstein/Thorne Information Partners I, L.P. and 3,500 shares owned by the Jack Wray Blumenstein Contributory IRA. Mr. Blumenstein is a co-President of Blumenstein/Thorne Information Partners L.L.C., the general partner of Blumenstein/Thorne Information Partners I, L.P. Mr. Blumenstein disclaims beneficial ownership of such shares, except to the extent of his pecuniary interest, if any. The address for Mr. Blumenstein is P.O. Box 871, Lake Forest, Illinois 60045.
(8)
Consists of options to purchase 25,900 shares of the Company's common stock exercisable within 60 days of August 10, 2004. The address for Mr. Girgenti is 1603 Orrington Avenue, Suite 1600, Evanston, Illinois 60201.
(9)
Includes options to purchase 45,058 shares of the Company's common stock exercisable within 60 days of August 10, 2004. The address for Ms. Korshak is c/o eCollege, 4900 South Monaco Street, Denver, Colorado 80237.
(10)
Includes options to purchase 38,198 shares of the Company's common stock exercisable within 60 days of August 10, 2004. The address for Mr. Mundheim is 599 Lexington Avenue, Room 1640, New York, New York 10022.
(11)
The address for Gilder, Gagnon, Howe & Company is 1775 Broadway, 26th floor, New York, New York 10019.
(12)
The address for Arbor Capital Management LLC is 1 Financial Plaza, Suite 1000, Minneapolis, Minnesota 55402-1813.
(13)
Excludes shares beneficially owned by Blumenstein/Thorne Information Partners I, L.P. Mr. Oakleigh B. Thorne is the beneficiary of a trust that is a limited partner in Blumenstein/Thorne Information Partners I, L.P. Mr. Oakleigh B. Thorne is the father of Oakleigh Thorne, the Company's Chief Executive Officer.
(14)
Includes 1,877,225 shares issuable upon the exercise of options exercisable within 60 days of August 10, 2004 and 3,829 shares of the Company's common stock issuable pursuant to share right awards.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

Summary Compensation

        The following table provides certain summary information concerning the compensation earned by the Company's Chief Executive Officer and each of the other four most highly paid executive officers of the Company whose salary and bonus for the 2003 fiscal year was in excess of $100,000 for services rendered in all capacities to the Company for the last three fiscal years. No other executive officer(s) who would have otherwise been includible in such table on the basis of salary and bonus earned for the 2003 fiscal year has been excluded by reason of his or her termination of employment or change in executive status. The listed individuals will be hereinafter referred to as the "Named Executive Officers."

SUMMARY COMPENSATION TABLE

		Annual Compensation									Long Term Compensation Awards
Name and Principal Position(s)	Year	Salary			Bonus			Other Annual Compensation			Restricted Stock Award(s)			Securities Underlying Options/SARs
Oakleigh Thorne Chief Executive Officer	2003 2002 2001		$350,000	(2) (1)		$295,560 — —	(3)	$ $ $	28,924 32,258 12,941	(4) (4) (4)		$402,289 — —	(3)	211,011	(2)
Douglas H. Kelsall President, Chief Operating Officer, Secretary and Treasurer	2003 2002 2001	$ $ $	250,000 199,167 185,000		$ $	174,671 75,850 —	(6)		— — —		$ $	232,389 — 142,500	(6) (5)	30,000 25,000
Robert S. Haimes Senior Vice President of Strategy	2003 2002 2001	$ $ $	187,200 185,100 180,000		$ $	82,219 55,411 —	(7)		— — —			$71,855 — —	(7)	7,500 16,000
Arthur E. Benjamin Executive Vice President of eCollege, Chairman & CEO of Enrollment Division	2003 2002 2001		$37,653 — —	(8)		$55,590 — —			$402,840 — —	(9)		$1,626,750 —	(8)
Thomas L. Dearden President & COO of Enrollment Division	2003 2002 2001		$27,500 — —	(10)		$32,981 — —			$246,180 — —	(9)		$1,084,500	(10)

(1)
Oakleigh Thorne has served as the Company's Chief Executive Officer since May 30, 2000. In lieu of salary, benefits and other compensation in 2000 and 2001, during 2000 the Company granted Blumenstein/Thorne Information Partners I, L.P., an investment fund affiliated with Mr. Thorne, fully vested options to purchase up to 1,000,000 shares of the Company's common stock. Of these 1,000,000 shares, options for 200,000 shares have an exercise price of $3.875, the fair market value of the Company's common stock on the date of grant; options for the remaining 800,000 shares have an exercise price of $3.875, based on the Company having met certain stock price performance criteria.
(2)
In lieu of an annual salary in 2002, Mr. Thorne was granted an option to purchase up to 101,156 shares of common stock at an exercise price of $4.49 per share. These options vested monthly in twelve equal installments beginning January 1, 2002 and were fully vested as of December 31, 2002. In addition, Mr. Thorne was granted an additional option to purchase up to 101,156 shares of common stock at an exercise price of $4.49 per share, of which options to purchase 74,855 shares were vested as of December 31, 2002 based on the Company meeting certain targets in its Corporate Bonus Plan for 2002. The remaining option shares were forfeited. On July 19, 2002, Mr. Thorne was granted an option to purchase 35,000 shares of common stock at an exercise price of $3.85 per share. One third of the options vested on August 1, 2003 and the balance vest in 24 equal monthly installments beginning September 1, 2003, provided Mr. Thorne continues in employment with the Company.

(3)
Pursuant to his employment agreement for 2003, on August 13, 2003 Mr. Thorne was granted a Share Rights Award of 24,129 shares of the Company's common stock under the Company's 1999 Stock Incentive Plan in consideration for his services to the Company. One third of the shares vest on July 1, 2004 and the balance will vest in 8 successive equal quarterly installments beginning October 2004, provided Mr. Thorne continues in employment with the Company. The value of the Share Right Award as of December 31, 2003 was $445,421. Mr. Thorne received an additional bonus of $225,000, one half of which bonus was paid in cash and the remaining half was paid in the form of 5,594 share rights the value of which is $103,265 as of December 31, 2003. These share rights vest 100% on January 27, 2006, provided Mr. Thorne continues in employment with the Company.
(4)
In 2003, the Company paid $14,884 of Mr. Thorne's personal travel expenses, pursuant to his employment agreement. In addition, the Company paid certain living expenses for Mr. Thorne, which totaled $14,040 in 2003, $13,748 in 2002 and $12,941 in 2001.
(5)
Douglas H. Kelsall has served as the Company's President and Chief Operating Officer since November 2003 and served as the Company's Executive Vice President from November 2000 to November 2003, as Chief Financial Officer and treasurer from September 1999 to May 2004 and as Secretary from November 2000 to July 2004. On June 21, 2001 Mr. Kelsall was awarded 50,000 shares of the Company's common stock under the Company's 1999 Stock Incentive Plan in consideration for his services to the Company and his consent to cancel a previous option grant issued in 1999 for the option to purchase 50,000 shares of the Company's common stock at an exercise price of $9.00, the fair market value of the Company's common stock on the date of grant. One third of the shares vested on June 21, 2002, the one year anniversary of the award, and the balance will vest in 24 successive equal monthly installments beginning in July 2002, provided Mr. Kelsall continues in employment with the Company. On December 31, 2003, the unvested restricted shares of common stock had a market value of $153,846.
(6)
As a portion of his compensation for 2003, on August 13, 2003 Mr. Kelsall was granted a Share Rights Award of 12,064 shares of the Company's common stock under the Company's 1999 Stock Incentive Plan in consideration for his services to the Company. One third of the shares vest on July 1, 2004 and the balance will vest in 8 successive equal quarterly installments beginning October 2004, provided Mr. Kelsall continues in employment with the Company. The value of the Share Right Award as of December 31, 2003 was $222,701. Mr. Kelsall received an additional bonus of $175,000, one half of which was paid in cash and the remaining half was paid in the form of 4,351 share rights, the value of which was $80,319 as of December 31, 2003. These share rights vest 100% on January 27, 2006, provided Mr. Kelsall continues in employment with the Company.
(7)
Robert Haimes has served as the Company's Senior Vice President of Strategy since January of 2004. On August 13, 2003 Mr. Haimes was granted a Share Rights Award of 3,485 shares of the Company's common stock under the Company's 1999 Stock Incentive Plan in consideration for his services to the Company. One third of the shares vest on July 1, 2004 and the balance will vest in 8 successive equal quarterly installments beginning October 2004, provided Mr. Haimes continues in employment with the Company. The value of the Share Right Award as of December 31, 2003 was $64,333. Mr. Haimes received an additional bonus of $60,000, one half of which was paid in cash and the remaining half was paid in the form of 1,491 share rights, the value of which was $27,524 as of December 31, 2003. These share rights vest 100% on January 27, 2006, provided Mr. Haimes continues in employment with the Company.
(8)
Mr. Benjamin has served as the Company's Executive Vice President and Chairman and Chief Executive Officer of Datamark, the enrollment division of eCollege, since October 31, 2003. Mr. Benjamin's salary and bonus represents partial year compensation which on an annual basis would have been $255,918 and $55,590, respectively. Pursuant to his employment agreement with the Company, on October 31, 2003 Mr. Benjamin was granted a Share Rights Award of 75,000 shares of the Company's common stock under the Company's 1999 Stock Incentive Plan. The shares vest in 24 successive equal monthly installments beginning October 31, 2005. The value of the Share Right Award as of December 31, 2003 was $1,384,500.

(9)
In conjunction with the Datamark acquisition, Mr. Benjamin purchased, in a private placement, 36,000 unregistered shares of eCollege common stock at a price of $10.50 per share. Also in conjunction with the Datamark acquisition, Mr. Dearden purchased, in a private placement, 22,000 unregistered shares of eCollege common stock at a price of $10.50 per share. The market value of the eCollege common stock on the date of purchase was $21.69.
(10)
Mr. Dearden has served as President and Chief Operating Officer of Datamark, the enrollment division of eCollege, since October 31, 2003. Mr. Dearden's salary and bonus represents partial year compensation which on an annualized basis would have been $165,000 and $32,981, respectively. Pursuant to his employment agreement with the Company, on October 31, 2003 Mr. Dearden was granted a Share Rights Award of 50,000 shares of the Company's common stock under the Company's 1999 Stock Incentive Plan. The shares vest in 24 successive equal monthly installments beginning October 31, 2005. The value of the Share Right Award as of December 31, 2003 was $923,000.

Year-End Option Values

        The following table sets forth information concerning the value of outstanding options held by each of the Named Executive Officers at December 31, 2003.

Aggregate Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

			Number of Securities Underlying Unexercised Options at December 31, 2003
						Value of Unexercised In-the- Money Options at December 31, 2003(1)
Name	Shares Acquired on Exercise	Value Realized
			Exercisable		Unexercisable	Exercisable	Unexercisable
Oakleigh Thorne	—	—	1,000,000	(2)	0	$14,585,000	$0
	—	—	191,566		19,445	$2,686,132	$284,091
Douglas H. Kelsall	—	—	291,804		35,417	$3,357,599	$489,761
Robert S. Haimes	—	—	121,221		7,279	$1,335,386	$109,874
Arthur E. Benjamin	—	—	0		0	$0	$0
Thomas L. Dearden	—	—	0		0	$0	$0

(1)
Whether an option is "in-the-money" is determined by subtracting the exercise price of the option from the closing price for the common stock as reported by the Nasdaq on December 31, 2003 ($18.46). If the amount is greater than zero, the option is "in-the-money."
(2)
Fully vested options granted to Blumenstein/Thorne Information Partners I, L.P., an investment fund affiliated with Mr. Thorne of these 1,000,000 shares, options for 200,000 shares have an exercise price of $3.875, the fair market value of the Company's Common Stock on date of grant; options for the remaining 800,000 shares have an exercise price of $3.875 based on the Company having met certain stock price performance criteria.

Securities Authorized for Issuance Under Equity Compensation Plans

        The following table summarizes the status of the Company's equity compensation plans as of the end of fiscal year 2003:

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (excluding securities reflected in column (a))
	(a)		(b)	(c)
Equity Compensation Plans approved by security holders:
1999 Stock Incentive Plan	1,887,738		$4.80	1,517,855
1999 Stock Purchase Plan	N/A		N/A	222,083
Equity Compensation Plans not approved by security holders:	1,005,806	(1)	$3.86	—

Total	2,893,544			1,739,938

(1)
Includes: (i) options to purchase up to 1,000,000 shares of the Company's common stock granted to Blumenstein/Thorne Information Partners I, L.P., an investment fund affiliated with Mr. Thorne (for more information on this grant, please see Summary Compensation table, footnote (1)) and (ii) options to purchase up to 5,806 shares of the Company's common stock granted to Ms. Korshak for services rendered as a director of the Company from January 1, 2000 through December 31, 2000.

Employment Agreements

        The Company has entered into employment agreements with the Named Executive Officers. On August 10, 2004, the Company entered into new agreements with Messrs. Thorne and Kelsall. Mr. Thorne's agreement provides for an annual salary of $375,000 and bonus potential of 90% of base salary or $337,500. Mr. Kelsall's agreement provides for an annual salary of $300,000 and bonus potential of 75% of base salary or $225,000. Each agreement also provides that the employee is entitled to receive long-term equity compensation. For 2004, the agreements state that each of Mr. Thorne and Mr. Kelsall will be entitled to receive a specified percentage (14% for Mr. Thorne and 10% for Mr. Kelsall) of the equity pool established under a new long-term equity plan, the form of which will be approved by the Compensation Committee. The agreements also provide that future long-term equity compensation will be determined by the Compensation Committee. In the event of termination without cause or for good reason, Messrs. Thorne and Kelsall will receive severance payments equal to one year's salary, plus pro rata target bonus through the date of termination (assuming satisfaction of pro-rated performance objectives), plus one year's target bonus. In addition to severance, Messrs. Thorne and Kelsall will vest immediately in any equity incentives that would otherwise vest within one year of the termination date. In the event of a termination without cause or for good reason within two years following a change in control, Messrs. Thorne and Kelsall will receive the severance described above plus an additional year of salary. The agreements provide that upon a change in control, all equity incentives held by Messrs. Thorne and Kelsall will vest, and all restrictions on their stock will lapse.

        On September 6, 2002, the Company entered into an employment agreement with Mr. Haimes. The Agreement provides for an annual salary (currently $210,000) and bonus potential of 40% of base salary or $84,000. The agreement also provides that Mr. Haimes may receive equity compensation from time to time as determined by the Compensation Committee or the Chief Executive Officer. In the event of a termination without cause, Mr. Haimes will receive six months' salary as severance.

        Upon the closing of the Datamark acquisition, the Company entered into employment agreements with Messrs. Benjamin and Dearden dated September 15, 2003. Mr.  Benjamin's agreement provides for an annual salary of $225,000, a target bonus of 50% of base salary ($112,500) and additional potential up to 125% of 50% of base salary ($140,625) if targets are exceeded. During 2004 only, Mr. Benjamin is eligible for a "bridge bonus" of 50% of base salary if targets based on (i) 2004 financial results for the Enrollment Division and (ii) certain eCollege objectives set for the Enrollment Division are met; the bridge bonus may equal up to 125% of 50% of base salary if these targets are exceeded. In addition, Mr. Benjamin is entitled to receive 75,000 share rights. If Mr. Benjamin is terminated without cause or for good reason, he will receive severance equal to one year's salary plus his pro rata annual and bridge bonuses through the date of termination, and vesting of his share rights will accelerate. Mr. Dearden's agreement provides for annual base salary of $170,000, a target bonus of 48% of base salary ($81,600) and additional potential up to 125% of 48% of base salary ($102,000) if targets are exceeded. Mr. Dearden is also eligible to receive a bridge bonus for 2004 equal to 48% of salary if Enrollment Division financial result targets and certain eCollege objectives set for the Enrollment Division are met, and up to 125% of 48% of base salary is such targets are exceeded. The agreement also provides that Mr. Dearden will receive 50,000 share rights. Upon termination without cause or for good reason, Mr. Dearden will receive severance equal to six months' salary plus his pro rata annual and bridge bonuses through the date of termination, and the vesting of his share rights will accelerate.

        Each of the contracts between the Company and its Named Executive Officers includes the following terms:

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  Standard benefits including vacation days, participation in a flexible reimbursement plan, and medical/dental insurance;

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  Employment may be terminated by eCollege or by employee at any time and for any reason;

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  Non-competition and non-solicitation provisions ranging from six months to two years from the date of separation;

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  Confidentiality provision;

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  Assignment of ideas and inventions; and

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  Nondisparagement provision.

COMPENSATION COMMITTEE REPORT

        The Compensation Committee of the Board of Directors, which currently consists of Directors Mundheim (Chairman), Girgenti and Korshak, each of whom is independent under Nasdaq Marketplace Rule 4200(a)(15), pursuant to its charter, is responsible for setting the compensation and compensation plans for the CEO and the President and COO, and reviews and approves the compensation and compensation plans of the Company's executives and any other employees who are among the Company's five most highly paid employees, and reviews general policy matters relating to compensation and benefits of the Company's employees. The Compensation Committee also has the responsibility for the administration of the Company's 1999 Stock Incentive Plan, as amended (the "Option Plan"), under which grants may be made to executive officers and other employees, and the Company's employee stock purchase plan.

Compensation Philosophy

        The fundamental policy of the Compensation Committee is to provide the Company's executive officers with competitive compensation opportunities based upon their contribution to the financial success of the Company and their personal performance. It is the Compensation Committee's objective to have a substantial portion of each executive officer's compensation contingent upon the Company's performance as well as upon the executive officer's own level of performance. Accordingly, the compensation package for each executive officer is comprised of three elements: (i) base salary which reflects individual performance and is designed to attract and retain executive talent, (ii) annual variable performance awards payable in cash and tied to the Company's achievement of certain revenue and profitability milestones, and (iii) long-term equity-based incentive awards which tie executive officer compensation to the performance of the Company's stock price. As an executive officer's level of responsibility increases, it is the intent of the Compensation Committee to have a greater portion of the executive officer's total compensation be dependent upon Company performance and stock price appreciation rather than base salary. The Compensation Committee makes subjective determinations, which seek to take the foregoing philosophy and the following factors into consideration.

Specific Factors

        The primary factors that the Compensation Committee considered in establishing the components of each executive officer's compensation package for the 2003 fiscal year are summarized below. The Compensation Committee may, however, in its discretion apply different factors, particularly different measures of financial performance, in setting executive compensation for future fiscal years.

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  Base Salary. Initially, the base salaries of each of the executive officers (other than the Chief Executive Officer) were established in employment agreements. The base salary levels for the executive officers were established for the 2003 fiscal year on the basis of the following factors: personal performance, job knowledge and skills, level of responsibility and authority relative to other positions in the Company, demonstrated teamwork, the estimated salary levels in effect for similar positions at companies within and outside the Company's industry with which the Company competes for executive talent, internal comparability considerations, and adherence to the Company's core values. Base salaries are reviewed on an annual basis, and adjustments are made in accordance with the factors indicated above.

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  Annual Incentive Compensation. Each executive officer may also earn an incentive bonus each fiscal year on the basis of the Company's achievement of certain performance milestones established by the Compensation Committee.

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  Equity Incentives. Equity incentives historically have been provided primarily through stock option grants under the Option Plan and more recently, through share right awards. The grants/awards are designed to align the interests of each executive officer with those of the stockholders and provide each individual with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business. Each option grant allows the individual to acquire shares of common stock at a fixed price per share (no less than the fair market value on the grant date) over a specified period of time (up to 10 years). The shares subject to each option generally vest one-third after one year and the remaining in installments over a 24-month period, contingent upon the executive officer's continued employment with the Company. Each share rights award allows the individual to acquire shares of common stock upon reaching a vest date. The shares subject to each share rights award generally vest one-third after one year and the remaining in installments over a 24-month period, contingent upon the executive officer's continued employment with the Company. Accordingly, the option and/or award can provide value to the executive officer only if the executive officer remains employed by the Company during the applicable vesting period, and then only if the market price of the underlying shares appreciates over the term of the grant or award. The number of shares subject to each option grant and/or share rights award is set at a level intended to create a meaningful opportunity for stock ownership based on the executive officer's current position with the Company, the base salary associated with that position, the size of comparable awards made to individuals in similar positions within the industry, the individual's potential for increased responsibility and promotion over the term of the option or award, and the individual's personal performance in recent periods. The Compensation Committee also takes into account the executive officer's existing holdings of common stock and the number of vested and unvested options held by that individual in order to maintain an appropriate level of equity incentive. However, the Compensation Committee does not intend to adhere to any specific guidelines as to the relative option holdings of the Company's executive officers. In the future, the Compensation Committee may choose to use other forms of long-term incentive compensation.

        For the fiscal year 2003, at the Company's expense, the Compensation Committee retained an independent compensation consultant to review and make recommendations on (i) the Company's long-term incentive compensation plan for all employees, and (ii) the compensation of the Company's Chief Executive Officer and Executive Vice President. The independent compensation consultant had no prior or other relationship to the Company's Board of Directors or management.

Compensation of the Chief Executive Officer

        On May 30, 2000, Oakleigh Thorne assumed the position of Chief Executive Officer. In lieu of salary, benefits and other compensation in 2000 and 2001, during 2000 the Company granted Blumenstein/Thorne Information Partners I, L.P. (BTIP), an investment fund affiliated with Mr. Thorne, fully vested options to purchase up to 1,000,000 shares of the Company's common stock. Of these 1,000,000 shares, options for 200,000 shares have an exercise price of $3.875, the fair market value of the Company's common stock on the date of grant; options for the remaining 800,000 shares have an exercise price of $3.875, based on the Company having met certain stock price performance criteria. The Compensation Committee awarded this stock option grant to BTIP to provide Mr. Thorne with a significant equity incentive to contribute to the financial success of the Company and to align his interests with those of the Company's stockholders.

        In lieu of an annual salary in 2002, Mr. Thorne was granted an option to purchase up to 101,156 shares of common stock at an exercise price of $4.49 per share. These options vested monthly in twelve equal installments beginning January 1, 2002 and were fully vested as of December 31, 2002. In addition, Mr. Thorne was granted an additional option to purchase up to 101,156 shares of common stock at an exercise price of $4.49 per share, of which options to purchase 74,855 shares were vested as of December 31, 2002 based on the Company meeting certain targets in its Corporate Bonus Plan for 2002. The remaining options were forfeited.

        In 2003, the Company entered into an employment agreement with Mr. Thorne, which provided for an annual salary of $350,000 and a bonus potential of 75% of his base annual salary, or $262,500. In addition, the agreement provided for Mr. Thorne to receive $180,000 of long-term incentive compensation, in a form to be determined by the Compensation Committee of the Board of Directors. In August 2004, the Company entered into a revised employment agreement with Mr. Thorne which provides for an annual salary of $375,000 per year and a bonus potential of 90% of his base salary, or $337,500. For 2004, the agreement provides for Mr. Thorne to receive 14% of the equity pool established under a new long-term equity compensation plan, the form of which will be determined by the Compensation Committee of the Board of Directors. The agreement also provides that future long-term equity compensation will be determined by the Compensation Committee. In determining Mr. Thorne's compensation package, the Compensation Committee considered the recommendations of the independent compensation consultant.

        In addition, the Company pays certain of Mr. Thorne's personal travel and living expenses associated with time spent in Denver related to his position as Chief Executive Officer. These expenses amounted to $28,924 in 2003.

Compliance with Internal Revenue Code Section 162(m)

        Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to publicly held companies for compensation exceeding $1 million paid to certain of the corporation's executive officers. The limitation applies only to compensation, which is not considered to be performance-based. The non-performance based compensation to be paid to the Company's executive officers for the 2003 fiscal year did not exceed the $1 million limit per officer, nor is it expected that the non-performance based compensation to be paid to the Company's executive officers for the 2004 fiscal year will exceed that limit. The Option Plan is structured so that any compensation deemed paid to an executive officer in connection with the exercise of options with exercise prices equal to the fair market value of the common stock on the grant date that is granted by a committee comprised solely of "outside directors" will qualify as performance-based compensation which will not be subject to the $1 million limitation. Because it is unlikely that the compensation payable (excluding performance based-compensation) to any of the Company's executive officers in the near future will approach the $1 million limit, the Compensation Committee has decided at this time not to take any other action to limit or restructure the elements of cash compensation payable to the Company's executive officers. The Compensation Committee will reconsider this decision should the individual compensation of any executive officer ever approach the $1 million level.

        The Compensation Committee believes that the executive compensation policies and programs in effect for the Company's executive officers provide an appropriate level of total remuneration which properly aligns the Company's performance and the interests of the Company's stockholders with competitive and equitable executive compensation in a balanced and reasonable manner, for both the short and long-term.

Submitted by:
Robert H. Mundheim Christopher E. Girgenti Jeri L. Korshak
Members of the Compensation Committee

Compensation Committee Interlocks and Insider Participation

        The following Directors served on the Compensation Committee during the fiscal 2003 year: Robert Mundheim, Christopher Girgenti and Jeri Korshak.

        No director who served on the Compensation Committee during fiscal 2003 was, during the fiscal year, an officer or employee or was, prior to the fiscal year, an officer of the Company or any of its subsidiaries. No current executive officer of the Company has ever served as a member of the board of directors or compensation committee of any entity that has one or more of its executive officers serving as a member of the Company's Board of Directors or Compensation Committee.

AUDIT COMMITTEE REPORT

        The Audit Committee currently consists of Directors Girgenti (Chairman), Mundheim and Korshak. Each member of the Company's Audit Committee is "independent" as defined under NASDAQ Marketplace Rule 4200(a)(15). The Board has determined that Chris Girgenti is the audit committee financial expert.

        In May 2003, the Board of Directors, on the recommendation of the Audit Committee, adopted the Amended and Restated Audit Committee Charter (a copy of which was attached to the Proxy Statement for the fiscal year 2002 mailed on or about June 25, 2003) to reflect and comply with the relevant provisions of the Sarbanes-Oxley Act of 2002 ("Sarbanes-Oxley"), and with the related Nasdaq rules. None of the members of the Audit Committee are "affiliated persons" of the Company, as defined by the SEC, and therefore, the Company is not required to change the membership of the Audit Committee as a result of Sarbanes-Oxley. The Audit Committee is responsible for, among other things:

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  appointing, compensating and overseeing the work of the Company's independent accountants,

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  approving all audit and permitted non-audit services performed by such accountants,

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  consulting with such accountants and reviewing with them the results of their examination,

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  reviewing the Company's annual financial statements and other relevant financial reports or financial information,

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  reviewing the regular internal financial reports prepared by management,

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  reviewing the Company's financial reporting and accounting standards and principles and internal controls,

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  reviewing and recommending for filing the Company's reports, which contain financial information, with the Securities and Exchange Commission, and

  •
  reviewing and investigating any matters pertaining to the integrity of management.

        The Audit Committee members are not professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management and the independent auditors. The Audit Committee serves a board-level oversight role, in which it provides advice, counsel and direction to management and the auditors on the basis of the information it receives, discussions with management and the auditors, and the experience of the Audit Committee's members in business, financial and accounting matters. The Audit Committee has the authority to engage its own outside advisers, including experts in particular areas of accounting, as it determines appropriate, apart from counsel or advisers hired by management.

        The Audit Committee has received the written disclosures and the letter from the Company's independent public accountants required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees." In addition, the Audit Committee discussed with the independent auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditors' independence. The Audit Committee also discussed with management and the independent auditors the quality and adequacy of the Company's internal controls. The Audit Committee reviewed with the independent auditors their audit plans, audit scope and identification of audit risks.

        The Audit Committee has discussed with the Company's independent public accountants the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, "Communication with Audit Committees" and, with and without its management present, reviewed and discussed the results of the independent auditors' examination of the Company's financial statements.

        The Audit Committee also reviewed the Company's audited financial statements as of and for the year ended December 31, 2003, with management and the independent auditors. Management has the responsibility for the preparation of the Company's financial statements and the independent auditors have the responsibility for the examination of those statements.

        The Audit Committee has also considered whether the provision of non-audit services by KPMG to the Company is compatible with maintaining the independence of KPMG and has discussed with the auditors such auditor's independence. In accordance with the requirements of Sarbanes-Oxley, all services to be provided by KPMG are subject to pre-approval by the Audit Committee. This includes audit services, audit-related services, tax services and other services. The Chairman of the Audit Committee is authorized to pre-approve non-audit services, up to $2,500 per project, provided, however, that such approval must be ratified at the next Audit Committee meeting by the full Audit Committee. Sarbanes-Oxley prohibits an issuer from obtaining certain non-audit services from its auditing firm so as to avoid certain potential conflicts of interest. The Company has not obtained any of these services from KPMG and the Company is able to obtain such services from other service providers at competitive rates. See "RATIFICATION OF THE APPOINTMENT OF INDEPENDENT PUBLIC AUDITORS" for more information regarding fees paid to KPMG for services in the fiscal year 2003.

        Based on its review, the Audit Committee recommended to the Board of Directors that the audited financial statements for the Company's fiscal year ended December 31, 2003 be included in the Company's Annual Report on Form 10-K for the Company's fiscal year ended December 31, 2003, for filing with the Securities and Exchange Commission.

Submitted by:
Christopher E. Girgenti Robert H. Mundheim Jeri L. Korshak
Members of the Audit Committee

STOCK PERFORMANCE GRAPH

        The following graph shows a comparison of the cumulative total return on the common stock, based on the market price of the common stock assuming reinvestment of dividends, with the cumulative total return of the Nasdaq Stock Market (U.S.) Index and a Peer Group, for the period beginning December 15, 1999, the day the common stock began trading, through December 31, 2003.

COMPARISON OF 48 MONTH CUMULATIVE TOTAL RETURN*
AMONG ECOLLEGE.COM, THE NASDAQ STOCK MARKET (U.S.) INDEX,
AND A PEER GROUP

    *
    $100 invested on 12/15/99 in stock or index—
    including reinvestment of dividends.
    Fiscal year ending December 31.

(1)
The graph assumes that on December 15, 1999, $100 was invested in common stock and in each index, and all dividends were reinvested. No cash dividends have been declared on the common stock.

(2)
Stockholder returns over the indicated period should not be considered indicative of future stockholder results.

(3)
The Company's Peer Group consists of twelve public companies engaged in various aspects of the eLearning industry, and includes: Centra Software, Inc. (CTRA), Click2Learn.com, Inc. (CLKS), Digitalthink, Inc. (DTHK), Docent, Inc. (DCNT), Healthstream, Inc. (HSTM), Lightspan, Inc. (LSPN), Saba Software (SABA), Scientific Learning Corporation (SCIL), SkillSoft Corporation (SKIL), SmartForce Corporation (SMTF), VCampus Corporation (VCMP), and WebEx, Inc. (WEBX). Smartforce Corporation (SMTF) merged with Skillsoft Corporation (SKIL) on September 6, 2002. Lightspan, Inc. (LSPN) merged with PLATO Learning Inc. (TUTR) on November 13, 2003.

        Notwithstanding anything to the contrary set forth in any of the Company's previous or future filings made under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate this Proxy Statement or future filings made by the Company under those statutes, the Compensation Committee Report, the Audit Committee Report, reference to the independence of the Audit Committee members and Stock Performance Graph are not deemed filed with the SEC and will not be deemed incorporated by reference into any of those prior filings or into any future filings made by the Company under those statutes.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        Transactions With Management and Others.    The following are brief descriptions of transactions between us and any of our directors, executive officers or stockholders known to us to own beneficially more than 5% of our shares, or any member of the immediate family of any of those persons, since January 1, 2003, where the amount involved exceeded $60,000:

        In conjunction with the Datamark acquisition, we entered into a consulting agreement with Leeds Equity Advisors Inc., of which Mr. Newcomb is a principal. Under the terms of the consulting agreement, in 2004, we are obligated to pay Leeds Equity Advisors, Inc. the sum of $200,000 per year, plus expenses. Also as part of the Datamark acquisition, Leeds Equity Partners III, L.P. received Seller Notes in the aggregate amount of $8.0 million (face value). Leeds Weld Equity Advisors, Inc. is the management company of Leeds Equity Partners III, L.P.

        Indemnification Agreements.    The Company's Amended and Restated Certificate of Incorporation and Bylaws provide for indemnification of all directors and officers. In addition, each non-employee director of the Company has entered into a separate indemnification agreement with the Company.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the SEC and the Nasdaq National Market reports of ownership of Company securities and changes in reported ownership. Officers, directors and greater than ten percent shareholders are required by SEC rules to furnish the Company with copies of all Section 16(a) reports they file.

        Based solely on a review of the reports furnished to the Company, or written representations from reporting persons that all reportable transactions were reported, the Company believes that during the fiscal year ended December 31, 2003, the Company's officers, directors and greater than ten percent owners timely filed all reports they were required to file under Section 16(a); except that five reports were filed late as described below. Each of Messrs. Mundheim and Girgenti, and Ms. Korshak was entitled to receive automatic option grants for their service on the Company's Audit and Compensation committees, as previously discussed, under the heading "Director Compensation." The Company did not process these option grants until March 6, 2003, at which time Messrs. Mundheim and Girgenti, and Ms. Korshak received the documentation of their grants, and each filed a Form 4 reporting the grants. Effective upon the closing of the Datamark acquisition, Messrs. Benjamin and Dearden received share right awards in the amount of 75,000 and 50,000 share rights, respectively. The Company processed these share right awards on February 6, 2004, and they were thereafter delivered to Messrs. Benjamin and Dearden, at which time they each filed a Form 4 reporting the awards.

CODE OF ETHICS

        We have adopted a Code of Ethics which is applicable to all of our employees and directors. We have posted the Code of Ethics, titled, "Code of Business Conduct and Ethics", on our website, at www.ecollege.com, and any waivers of the code of ethics will be disclosed on our website. Information on our website is not incorporated into this Proxy Statement and is not considered proxy soliciting material.

ANNUAL REPORT

        A copy of the Annual Report of the Company for the fiscal year ended December 31, 2003 (the "Annual Report") is being mailed concurrently with this Proxy Statement to all stockholders entitled to notice of and to vote at the Annual Meeting. The Annual Report is not incorporated into this Proxy Statement and is not considered proxy soliciting material.

FORM 10-K

        The Company filed an Annual Report on Form 10-K with the SEC on March 15, 2004. Stockholders may obtain a copy of this report, without charge, by writing to Investor Relations at the Company's principal executive offices located at 4900 South Monaco Street, Denver, Colorado 80237.

STOCKHOLDER PROPOSALS FOR 2005 ANNUAL MEETING

        Stockholder proposals intended for presentation at the 2005 Annual Meeting of Stockholders must be received by the Secretary of the Company no earlier than the close of business on March 13, 2005 and no later than the close of business on April 12, 2005 if such proposals are to be considered timely for inclusion in the Company's proxy statement. In addition, the proxy solicited by the Board of Directors for the 2005 Annual Meeting of Stockholders will confer discretionary authority to vote on any stockholder proposal raised at the 2005 Annual Meeting of Stockholders that is not described in the 2005 proxy statement unless the Company has received notice of such proposal on or before the close of business on April 12, 2005. However, if the Company determines to change the date of the 2005 Annual Meeting of Stockholders so that it occurs more than 30 days prior to, or more than 60 days after, August 20, 2005, stockholder proposals intended for presentation at the 2005 Annual Meeting of Stockholders must be received by the Secretary of the Company no earlier than 90 days prior to the date of such annual meeting and no later than the later of 60 days prior to the date of such annual meeting or the tenth day following the date on which public announcement of the date of such annual meeting is first made by the Company.

OTHER MATTERS

        The Company knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Board of Directors may recommend. Discretionary authority with respect to such other matters is granted by the execution of the enclosed Proxy.

The Board of Directors of eCollege.com

Dated: August 20, 2004

APPENDIX A

eCollege.com
Nominating Committee Charter

Purpose

        The primary focus of the Nominating Committee (the "Committee") is to provide assistance to the Board, the Chairman and the CEO in the areas of membership selection and committee selection. The Committee's goal is to assure that the composition of the Board contribute to value creation and effective representation of eCollege stockholders. The Committee shall also serve to develop a Board, which is diverse in nature and provides management with experienced and seasoned advisors in fields related to current or future business directions of the Company.

Committee Membership

        The Committee will be composed entirely of directors who satisfy the definition of "independent" under the listing standards of The Nasdaq Stock Market. The Committee members will be appointed by the Board and may be removed by the Board in its discretion. The Committee shall have the authority to delegate any of its responsibilities to subcommittees as the Committee may deem appropriate, provided the subcommittees are composed entirely of independent directors.

Meetings

        The Committee shall meet as often as its members deem necessary to perform the Committee's responsibilities.

Committee Authority and Responsibilities

        The Committee will have the authority, to the extent it deems necessary or appropriate, to retain a search firm to be used to identify director candidates. The Committee shall have sole authority to retain and terminate any such search firm, including sole authority to approve the firm's fees and other retention terms. The Committee shall also have authority, to the extent it deems necessary or appropriate, to retain other advisors. The Company will provide for appropriate funding, as determined by the Committee, for payment of compensation to any search firm or other advisors employed by the Committee, up to a maximum of $25,000 per fiscal year provided it submits such a budget as part of the company's regular budgeting process. Additional amounts may be expended by the Committee upon prior approval by the Board.

        The Committee will propose any necessary action to the Board when appropriate. The Committee will review and reassess the adequacy of this charter annually and recommend any proposed changes to the Board for approval.

        The Committee, to the extent it deems necessary or appropriate, will:

  •
  Work with the Chairman of the Board to determine the appropriate size and composition of the Board and develop and recommend to the Board criteria (such as, independence, experience relevant to the needs of the Company, leadership qualities, diversity and ability to represent the stockholders) for the selection of individuals to be considered as candidates for election to the Board.

  •
  Identify and recommend for Board approval, individuals qualified to become members of the Board if vacancies occur and the Board desires to fill such vacancies.

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  Review the performance of members of the Board and consider their qualifications for reelection.

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  Select and recommend for Board approval director nominees to be presented for stockholder approval at the annual meeting.

A-1

eCollege.com
PROXY
Annual Meeting of Stockholders, September 15, 2004
This Proxy is Solicited on Behalf of the Board of Directors of eCollege.com

        The undersigned hereby revokes all previous proxies, acknowledges receipt of the Notice of the Annual Meeting of Stockholders to be held September 15, 2004, and the Proxy Statement and appoints Oakleigh Thorne and Douglas Kelsall, and each of them, the Proxy of the undersigned, with full power of substitution, to vote all shares of Common Stock of eCollege.com (the "Company") that the undersigned is entitled to vote, either on his or her own behalf or on behalf of any entity or entities, at the Annual Meeting of Stockholders of the Company to be held at 4900 S. Monaco Street, Denver, Colorado 80237, on Wednesday, September 15, 2004, at 9:30 a.m., local time (the "Annual Meeting"), and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present thereat.

        The Board of Directors recommends a vote IN FAVOR OF each director listed below and a vote IN FAVOR OF each of the listed proposals. This Proxy, when properly executed, will be voted as specified below. If no specification is made, this Proxy will be voted IN FAVOR OF the election of each of the directors listed below and IN FAVOR OF the other proposals and as said proxies deem advisable on such other matters as may properly come before the Annual Meeting.

        1.     To elect directors to serve for a one-year term or until the successors are duly elected and qualified.

	FOR	WITHHOLD AUTHORITY TO VOTE
Oakleigh Thorne	[ ]	[ ]
Jack W. Blumenstein	[ ]	[ ]
Christopher E. Girgenti	[ ]	[ ]
Jeri L. Korshak	[ ]	[ ]
Robert H. Mundheim	[ ]	[ ]
Douglas H. Kelsall	[ ]	[ ]
Jonathan Newcomb	[ ]	[ ]
2. To ratify the appointment of KPMG LLP as independent auditors of the Company for the fiscal year ending December 31, 2004.	[ ] FOR	[ ] AGAINST	[ ] ABSTAIN
3. In accordance with the discretion of the proxy holders, to act upon all matters incident to the conduct of the meeting and upon other matters as may properly come before the meeting.	[ ] FOR	[ ] AGAINST	[ ] ABSTAIN
Please print the name(s) appearing on each share certificate(s) over which you have voting authority:	(Print name(s) on certificate(s))
Please sign your name:	(Authorized Signature(s))	Date:

QuickLinks

PROPOSAL NO. 1
NOMINEES
PROPOSAL NO. 2
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EXECUTIVE COMPENSATION AND RELATED INFORMATION
SUMMARY COMPENSATION TABLE
COMPENSATION COMMITTEE REPORT
AUDIT COMMITTEE REPORT
STOCK PERFORMANCE GRAPH
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
CODE OF ETHICS
ANNUAL REPORT
FORM 10-K
STOCKHOLDER PROPOSALS FOR 2005 ANNUAL MEETING
OTHER MATTERS
APPENDIX A